[ING Letterhead]                                                 EXHIBIT (h)(20)



Michael J. Roland
Executive Vice President
ING Funds Services, LLC
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258


                                          May 24, 2002


      Pursuant to the Third Amended and Restated Administrative Services Agreement dated August 1, 1998, restated April 30, 2000, amended May 9, 2001, further amended November 2, 2001 and amended and restated March 1, 2002 between Pilgrim Equity Trust and ING Pilgrim Group, LLC (renamed ING Equity Trust and ING Funds Services, LLC, respectively, as of March 1, 2002) (the "Agreement"), we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Principal Protection Fund IV, a newly established series of ING Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING Principal Protection Fund IV" to Schedule A of the Agreement. The Amended Schedule A is attached hereto.

      Please signify your acceptance to act as Administrator under the Agreement with respect to ING Principal Protection Fund IV by signing below.

                                          Very sincerely,



                                          Robert S. Naka
                                          Senior Vice President
                                          ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC




By___________________________
     Michael J. Roland
     Executive Vice President
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                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                           THIRD AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                              PILGRIM EQUITY TRUST
                                       AND
                             ING PILGRIM GROUP, LLC
             (renamed ING Equity Trust and ING Funds Services, LLC,
                       respectively, as of March 1, 2002)

                          EFFECTIVE AS OF MAY 24, 2002

                                               LAST CONTINUED/
            SERIES                            APPROVED BY BOARD             REAPPROVAL DATE
            ------                            -----------------             ---------------
ING MidCap Opportunities Fund                 August 7, 2001               September 1, 2002
ING Principal Protection Fund                 August 7, 2001               September 1, 2002
ING Principal Protection Fund II              November 2, 2001             September 1, 2003
ING MidCap Value Fund                         November 2, 2001             September 1, 2003
ING SmallCap Value Fund                       November 2, 2001             September 1, 2003
ING Principal Protection Fund III             February 26, 2002            September 1, 2003
ING Biotechnology Fund                        February 26, 2002            September 1, 2003
ING Principal Protection Fund IV*             May 24, 2002                 September 1, 2003

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*     This Amended and Restated Schedule A will be effective with respect to the
      Fund upon the effective date of the initial Registration Statement with respect to the Fund.